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                                                                    EXHIBIT 99.2


                         SUMMIT BROKERAGE SERVICES, INC.
             ANNUAL MEETING OF SHAREHOLDERS, ____________ ___, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Summit Brokerage Services, Inc. (the "company") hereby appoints Steven C. Jacobs and Marshall T. Leeds, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the company as to which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the company and at any adjournments or postponements thereof, to be held at _______________________________________________, Florida, on ________, _________
___, 2003, at ________ a.m., local time, in accordance with the following instructions:

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.

              (DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED)
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                         SUMMIT BROKERAGE SERVICES, INC.
                       2003 ANNUAL MEETING OF SHAREHOLDERS

1. To approve the Merger Agreement pursuant to which the company will be reorganized into a holding company structure as described in the proxy statement/prospectus:

                            [ ] FOR   [ ] AGAINST     [ ] ABSTAIN

2.       ELECTION OF DIRECTORS:

         1.   Marshall T. Leeds               4.   Paul D. DeStefanis
         2.   Sanford B. Cohen                5.   William L. Harvey
         3.   Steven C. Jacobs

         [ ]  FOR all nominees listed above   [ ] WITHHOLD AUTHORITY to vote
              (except as specified below)         for all nominees listed above


         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
         WRITE THE NUMBER(S) IN THE BOX PROVIDED TO THE RIGHT.)    [ ]

3. To approve the increase of the number of shares of common stock reserved for issuance under the 2000 Incentive Compensation Plan from 4,000,000 to 7,000,000 shares:

                            [ ] FOR   [ ] AGAINST     [ ] ABSTAIN

4. To approve an amendment to the Amended and Restated Articles of Incorporation to increase the authorized common stock from 50,000,000 shares to 60,000,000 shares:

                            [ ] FOR   [ ] AGAINST     [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting and any adjournments or postponements thereof.


CHECK APPROPRIATE BOX AND INDICATE CHANGES BELOW:

                     [ ] Address Change? [ ] Name Change?

SIGNATURE(S) IN BOX: (PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR PARTNER, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR BY OTHER AUTHORIZED OFFICER.
IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.)



DATE:                                    NUMBER OF SHARES:
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